UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported) August 26, 2004
                                                      ----------------


                          Applewood's Restaurants, Inc
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             (Exact Name of Registrant as Specified in Its Charter)


                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)


          033-07456-LA                                  88-0210214
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    (Commission File Number)                 (IRS Employer Identification No.)


1104 Sandpiper on El Paseo, Palm Desert, CA                         92260
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 (Address of Principal Executive Offices)                         (Zip Code)


                                 (760) 341-0347
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              (Registrant's Telephone Number, Including Area Code)

                 6455 Industrial Park Road, Las Vegas NV 89119
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          (Former Name or Former Address, if Changed Since Last Report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

      Effective August 26, 2004, Robert Stewart purchased an aggregate of 37,070,000 shares of common stock (the "Purchased Shares") of Applewood's Restaurants, Inc., a Nevada corporation (the "Registrant"), from the Registrant's three principal stockholders, Frank Reich, Marie Reich and Eugene David Geller (the "Stock Purchase"). The Purchased Shares represent approximately 65% of the outstanding shares of common stock of the Registrant. Of the Purchased Shares, 4,020,000 shares were purchased by Mr. Stewart as nominee for three separate individuals, none of whom, according to Mr. Stewart, beneficially owns more than 5% of the outstanding shares of common stock of the Registrant.

      In consideration for the Purchased Shares, Mr. Stewart paid to the Vendors $210,000 at closing and agreed to pay an additional $200,000 in approximately equal monthly installments over the three month period following closing of the Stock Purchase. Of the funds paid at closing, $53,000 was provided by Mr. Stewart out of his personal funds, $67,000 was provided by the other individuals on whose behalf Mr. Stewart is holding their shares as nominee, and $90,000 was provided as a non-interest bearing loan from Securac Inc., a privately held Alberta corporation ("Securac"). The loan is evidenced by a promissory note that is payable on demand but not before December 20, 2004 and is secured by a pledge of 26,220,000 of the Purchased Shares.

      As part of the transaction, Mr. Stewart agreed to cause the Registrant to enter into a consulting agreement with two of the Vendors pursuant to which they would receive an additional 500,000 shares of Common Stock (giving effect to the reverse split described below).

      It is anticipated that the Registrant will engage in a share exchange transaction with the shareholders of Securac, pursuant to which the shareholders of Securac will acquire control of the Registrant in exchange for the shares of Securac. Securac is a privately held company engaged in the business of providing enterprise risk management and regulatory compliance solutions. In connection with the share exchange, the capitalization of the Registrant would be adjusted by means of a 1:15 reverse split of the outstanding shares and the Board of Directors and officers of the Registrant would be replaced with designees of the Securac shareholders. Though a formal agreement has not yet been signed regarding the share exchange, the Registrant believes that it will likely enter into such an agreement in the immediate future. Following execution of such an agreement, the Registrant intends to file an additional Current Report on Form 8-K disclosing the terms of the transaction as well as additional information concerning the business activities of Securac.


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

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Resignation and Election of Officers
------------------------------------

      Effective the closing of the Stock Purchase, August 26, 2004, the existing officers of the Registrant (Frank Reich and Marie Reich) resigned and the Board elected Robert Stewart as President, Secretary and Treasurer of the Registrant on an interim basis.

      From July 2001 to March 2004, Mr. Stewart served as President of Cardiff Resources, Inc., an oil drilling and exploration company traded on the Canadian Venture Exchange (now the Toronto Venture Exchange "TSX Venture Exchange"). In March 2004, Cardiff merged with and changed its name to Hy-Drive Technologies, Ltd., a hydrogen fuel technology company, and Mr. Stewart continues to serve as a director of that company. Prior to joining Cardiff, Mr. Stewart served for about five years as Vice President and a director of Commonwealth Energy Corp., an oil exploration company also traded at that time on the Canadian Venture Exchange. Mr. Stewart currently serves as a director of two other companies traded on the TSX Venture Exchange.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR

By-law Amendments
-----------------

      Effective   August  19,  2004,  the  Board  amended  the  By-laws  of  the
Registrant:

      1. To opt out of the provisions of Nevada Revised Statute 78.378 (Acquisition of Controlling Interest) through 78.3793 as they relate to the Registrant or acquisitions of a controlling interest in the Registrant.

      2. To permit any two offices of the Registrant to be held by the same person, without qualification. Prior to the amendment, the By-laws required that the offices of President and Secretary be held by separate persons.


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


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                  Applewood's Restaurants, Inc.


                                  By: /s/ Robert Stewart
                                      -----------------------------
                                      Interim President


Date:  August 31, 2004
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